Exhibit 99.1

PRESS RELEASE

SOUTHWEST BANCORPORATION OF TEXAS, INC.
ANNOUNCES MERGER WITH KLEIN BANCSHARES, INC.

Creates fourth largest bank in Houston;
Branch network to expand by 50 percent

     HOUSTON (May 20, 2004) – Southwest Bancorporation of Texas, Inc. (NASDAQ: SWBT), parent of Southwest Bank of Texas NA, and Klein Bancshares, Inc., parent of Klein Bank, announced today the signing of a definitive merger agreement. Upon completion of the merger, Klein Bank will become part of Southwest Bank of Texas NA.

     At closing, the combined companies will have the fourth largest deposit franchise in greater Houston and Galveston and will be the largest independent bank in the region. Additionally, the combined companies are projected to have approximately $7.0 billion in total assets, $4.2 billion in loans, $5.3 billion in deposits, a loan limit of $77 million and 77 banking centers, 72 of which will be in the greater Houston area.

     Klein Bank has 27 banking centers located throughout the high-growth areas of northwest Harris County and Montgomery County. At March 31, 2004, Klein Bancshares, Inc. had $581 million in assets, $172 million in total loans, $532 million in total deposits, and $46 million in shareholders’ equity. As of that same date, Southwest Bancorporation of Texas, Inc. had $6.1 billion in assets, $3.8 billion in total loans, $4.7 billion in total deposits, $523 million in shareholders’ equity, and 50 banking centers in the greater Houston and Dallas metropolitan areas.

     “Klein Bank has a 25-year history of serving its customers as one of the region’s premier independent banks,” said Paul B. Murphy, Jr., CEO of Southwest Bank of Texas. “It has a well-earned reputation as a strong community bank with products and services that exceed the expectations of its customers. This is a logical expansion of our banking center network and we look forward to the synergies that this partnership will create.”

     Walter E. Johnson, founder and Chairman of Southwest Bank of Texas, added: “This is an important day in the history of both banks. While strong internal growth has been a hallmark of Southwest Bank of Texas, partnering with independent community banks has played a significant role in our success over the last 14 years. Klein Bank’s management and employees are known as leaders in the markets they serve. Together, we will be able to better serve our customers, community, employees and shareholders.”

     Noted John Klein, Chairman of Klein Bancshares: “I have long been familiar with Southwest Bank of Texas, its officers and its leadership team, and it is clear to me that combining forces will benefit our customers, employees, and the community. Southwest’s strong merger history and its position as a leading Houston independent Texas bank offer us a unique opportunity to add value for our customer base.”

     Added Scott J. McLean, president of Southwest Bank of Texas: “We’ve often said that to adequately cover the vibrant greater Houston area, we must expand our banking center network to include 70-100 banking centers. Our partnership with Klein Bank not only enlarges our geographic footprint, it puts our bankers in a position to better serve our customers.”

     The merger is valued at $165 million and is expected to close during the fourth quarter of 2004. Southwest Bancorporation of Texas, Inc. expects to issue between $45 and $55 million of Tier 1-eligible securities prior to closing. Klein Bancshares, Inc. shareholders will receive approximately $15 million in common stock as part of their total purchase consideration. The cash portion of the financing mix will come from proceeds from the sale of Klein Bancshares, Inc. securities portfolio.

     Assuming expense savings of 18 percent, Southwest anticipates that the merger will be 3 to 5% accretive to its earnings starting in 2005. Southwest expects to incur pre-tax merger-related expenses of $3 million. Using March 31, 2004 financials, price to tangible book value is 3.58x. This transaction represents a purchase price of 20 times reported last 12 months earnings based on March 31, 2004 figures and 16.5 times projected full-year 2004 earnings.

     The merger is subject to Klein Bancshares, Inc. shareholder approval, regulatory approval, and other customary closing conditions.

     Southwest will file a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Southwest free of charge by requesting them in writing from Southwest or by telephone at (713) 232-1115.

     A conference call to discuss the merger will be held on Thursday, May 20, 2004 at 1:30 p.m. CST. The call is available by dialing 1-800-283-1485 and referencing “Southwest Bank of Texas.” An investor presentation is available in the Investor Relations section of our website at www.swbanktx.com.

Southwest Bancorporation of Texas, Inc., the parent company of Southwest Bank of Texas NA, is the largest independent bank holding company headquartered in Houston, Texas. The Company focuses on commercial lending, treasury management and investment services for businesses, private financial management and trust services for families and individuals, and retail and mortgage banking services. The Company, with $6 billion in assets, has 50 full-service branches located throughout the Houston and Dallas metropolitan areas.

Certain of the matters discussed in this press release (and oral statements regarding the subjects of this release, including the conference call announced herein) may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Southwest Bancorporation of Texas, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipated,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify such forward-looking statements. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation (a) the effects of future economic conditions on the Company and its customers; (b) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; (c) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (d) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; (e) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (f) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; (g) technological changes; (h) acquisition and integration of acquired businesses including Klein Bancshares, Inc.; (i) the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral in various financial assets and liabilities; (j) acts of war or terrorism. All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements.

# # #

Contacts:

Randy Meyer	Sarah Peterson
Executive Vice President	Senior Vice President
Chief Financial Officer	Investor and Corporate Communications
713-235-8832	713-232-1115

4